UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Advent Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVENT SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2005

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Advent Software, Inc. (the “Company” or “Advent”), a Delaware corporation, will be held on Wednesday, May 18, 2005 at 9:00 a.m., local time, at Advent’s principal executive offices located at 301 Brannan Street, San Francisco, California 94107, for the following purposes:

1.	To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the 2005 Employee Stock Purchase Plan and reserve 2,000,000 shares thereunder.

3.	To approve the amended and restated 2002 Stock Plan and reserve 1,500,000 shares thereunder.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 23, 2005 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Graham V. Smith

Secretary

San Francisco, California

April 21, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

ADVENT SOFTWARE, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited on behalf of Advent Software, Inc. (the “Company” or “Advent”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 18, 2005 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Advent’s principal executive offices located at 301 Brannan Street, San Francisco, California 94107. The Company’s telephone number is (415) 543-7696.

These proxy solicitation materials were mailed on or about April 21, 2005 together with the Company’s 2004 Annual Report to Stockholders, to all stockholders entitled to notice of and to vote at the Annual Meeting.

Record Date

Stockholders of record at the close of business on March 23, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 30,669,706 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Common Stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners.”

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted upon. A proxy may be revoked by (1) delivering to the Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy, in either case bearing a later date than the prior proxy relating to the same shares or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile. The Company may retain a third party to aid in soliciting proxies from certain brokers, bank nominees and other institutional holders, although the Company currently has no such arrangement and expects that the cost for such services, if they are obtained, would not be significant.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the 2005 Employee Stock Purchase Plan, to approve an amendment to the 2002 Stock Plan to allow the Company to issue restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units, and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

Under the General Corporation Law of the State of Delaware, an abstaining vote and broker “non-vote” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Abstaining votes are deemed to be “votes cast” and will have the effect of votes against issues requiring approval of a majority of the votes cast; however, only affirmative votes will affect the outcome of the election of directors and, therefore, abstentions will not have an impact on the election.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2006 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 8, 2005, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not less than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, which notice may contain specified information concerning the nominees and concerning the stockholder proposing such nominations. If a stockholder wishes to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One: Election of Directors—Corporate Governance Matters”.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has written notice delivered to or mailed and received at the Company’s principal executive offices no later than December 8, 2005, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Advent Software, Inc., Corporate Secretary, 301 Brannan Street, San Francisco, California 94107.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. All six nominees are currently directors, and all were elected to the Board by the stockholders at the last annual meeting. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

Information Regarding Nominees and Other Directors

Nominees

The name of and certain information regarding each nominee as of March 30, 2005 are set forth below.

Name	Age	Principal Occupation
John H. Scully	60	Managing Director, SPO Partners & Co.
Stephanie G. DiMarco	47	Chief Executive Officer and President of the Company
Terry H. Carlitz	53	Independent Business Advisor
James P. Roemer	57	Former Chairman of the Board, ProQuest Company
Wendell G. Van Auken	60	Managing Director, Mayfield
William F. Zuendt	58	President and Chief Operating Officer (Retired), Wells Fargo and Company

Mr. Scully has been a director since October 2003 and was appointed Chairman of the Board in December 2003. Mr. Scully currently serves as managing director of SPO Partners & Co., a private investment firm he co-founded in 1991, and is a director of Plum Creek Timber Company and the privately-held Hotel Equity Funds. He also is a trustee of Stanford University, a director of the Stanford Management Company and a director of Stanford Hospital and Clinics. In addition, Mr. Scully is chairman and founder of the Making Waves Educational Program. Mr. Scully holds an M.B.A. from Stanford University and an A.B. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

Ms. DiMarco founded Advent in June 1983. She served as Chairman of the Board from November 1995 until December 2003. Ms. DiMarco currently serves as Chief Executive Officer and President of the Company since her permanent appointment to the position in December 2003 after serving on an interim basis from May 2003. Previously, she had served as President since founding Advent until April 1997 and as Chief Executive Officer until November 1999. She is a member of the Board of Trustees of the UC Berkeley Foundation, serves on the Advisory Board of the College of Engineering at the University of California, Berkeley, and is a San Francisco Foundation board member. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

Ms. Carlitz has been a director since February 2003. From 1999 to 2002, Ms. Carlitz served as Chief Financial Officer and board member of Saba Software, Inc., a provider of human capital management applications. From 1998 to 1999, she served as Senior Vice President of Operations and Chief Financial Officer of SPL WorldGroup B.V., a provider of customer relationship management solutions for the energy industry, and from 1995 to 1998 as Chief Financial Officer of Infinity Financial Technology, a provider of derivatives trading and risk management solutions until its merger with SunGard Data Systems. She held various senior financial management positions at Apple Computer from 1987 to 1995. She holds a M.B.A. from Stanford University and a B.S. from San Jose State University. Ms. Carlitz is a director of Hyperion Solutions Corporation, a provider of business performance management solutions and of Photon Dynamics, a capital equipment manufacturer to the flat panel display industry.

Mr. Roemer has been a director since March 2004. Mr. Roemer served as Chairman of ProQuest Company from 1998 to 2004, as ProQuest’s Chief Executive Officer from 1997 to 2003, and as President from 1995 to 2001. From January 1994 to June 1995, he served as President and Chief Executive Officer of ProQuest Information and Learning Company. In October 1991, Mr. Roemer joined ProQuest as President and Chief Operating Officer of ProQuest Business Solutions Company and was promoted to President and Chief Executive Officer of that company in September 1993. Prior to joining ProQuest Company, he was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of LexisNexis, an online information service. Mr. Roemer attended the University of Cincinnati and completed the Executive Program at the University of Virginia and the Program for Management Development at Harvard University.

Mr. Van Auken has been a director since September 1995. Mr. Van Auken is a Managing Director of various entities affiliated with Mayfield, a venture capital firm, which he joined in October 1986. Mr. Van Auken holds a M.B.A. from Stanford University and a B.E.E. from Rensselaer Polytechnic Institute. Mr. Van Auken is a director of Montgomery Street Income Securities, Inc., an investment company.

Mr. Zuendt has been a director since August 1997. Mr. Zuendt retired as President and Chief Operating Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, in 1997. Mr. Zuendt joined Wells Fargo in 1973 with responsibility for its computer systems and operations. He directed Wells Fargo’s retail banking business throughout the 1980’s and was appointed President in 1994. Mr. Zuendt earned a M.B.A from Stanford University and a B.S. in mathematics from Rensselaer Polytechnic Institute. Mr. Zuendt is a director of Blue Martini Software, a provider of customer relationship management applications.

Board Meetings and Committees

During 2004, the Board of Directors held a total of five meetings (including regularly scheduled and special meetings) and took action once by unanimous written consent. No incumbent director during the last year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served.

The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee. As of the date of this proxy statement, the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Van Auken and Zuendt and Ms. Carlitz, each of whom is “independent,” as defined by the listing standards of The NASDAQ Stock Market for audit committee members. The Board of Directors has determined that Messrs. Van Auken and Zuendt and Ms. Carlitz are “audit committee financial experts” as defined under the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available at the Company’s web site, www.advent.com. The Audit Committee is responsible for, among other things, assisting the Board of Directors in fulfilling its responsibilities for oversight of (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements related to financial affairs and reporting, (iii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and (iv) the internal accounting and internal control over financial reporting of the Company. The Audit Committee held twelve meetings during 2004.

Compensation Committee. As of the date of this proxy statement, the Compensation Committee consists of Messrs. Scully and Roemer and Ms. Carlitz, each of whom is “independent” as defined in the listing standards of

The NASDAQ Stock Market. The Compensation Committee is governed by a written charter adopted and approved by the Board of Directors. A copy of the Compensation Committee Charter is available at the Company’s web site, www.advent.com. The Compensation Committee is responsible for, among other things, (i) reviewing and approving the compensation and benefits for the Company’s officers and other employees, (ii) administering the Company’s stock purchase and stock option plans, and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held five meetings during 2004 and took action three times by unanimous written consent.

Corporate Governance and Nominating Committee. As of the date of this proxy statement, the Corporate Governance and Nominating Committee consists of all of the directors other than Ms. DiMarco, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. The Corporate Governance and Nominating Committee has a written charter adopted and approved by the Board of Directors. A copy of the Corporate Governance and Nominating Committee Charter is available at the Company’s web site, www.advent.com. The Corporate Governance and Nominating Committee is responsible for overseeing compliance by the Board of Directors and its committees with applicable laws and regulations, including those promulgated by the SEC and the listing standards of The NASDAQ Stock Market, development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board of Directors, and developing overall governance guidelines, overseeing the performance and compensation of the Board of Directors and reviewing and making recommendations regarding the composition and mandate of Board committees. The Corporate Governance and Nominating Committee held three meetings during 2004 and took action once by unanimous written consent.

Director Compensation

As discussed above, the Corporate Governance and Nominating Committee evaluates and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Advent receive no compensation for service on the Board. Advent’s director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership. In general, the Corporate Governance and Nominating Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareowners and, by vesting over time, to create an incentive for continued service on the Board.

The Corporate Governance and Nominating Committee annually reviews director compensation, including, among other things, comparing Advent’s director compensation practices with those of other public companies of comparable size. In conducting such review, the committee may, in its discretion, retain the services of a compensation consultant. As a result of such review, and after obtaining the advice of a compensation consultant, effective April 1, 2005, the Committee recommended to the Board, and the Board approved, the changes to the cash and equity compensation described below.

Cash Compensation. In 2004, each non-employee member of the Board of Directors received (1) an annual cash retainer of $24,000, payable quarterly, and $1,500 for attendance (whether in person or by phone) at each meeting of the Board of Directors and (2) $750 for attendance (whether in person or by phone) at each meeting of a Board committee. Board members also received reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Advent policy.

As a result of the review of director compensation described above, effective April 1, 2005 the cash compensation of non-employee directors has been amended. Effective April 1, 2005 each non-employee director, other than the Chairman of the Board, will receive an annual retainer of $30,000, and the Chairman of the Board will receive an annual retainer of $40,000. In addition to the annual retainer, non-employee directors who serve as the Chair of the Audit Committee will receive an annual fee of $25,000, the Chair of the Compensation Committee will receive an annual fee of $15,000 and the Chair of the Corporate Governance and Nominating Committee will receive an annual feel of $10,000. Non-employee directors serving on Board committees will receive an annual fee of $15,000 for service on the Audit Committee, $10,000 for service on the Compensation Committee and $5,000 for service on the Corporate Governance and Nominating Committee. We will no longer pay meeting fees. Non-employee directors will remain eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Advent policy.

Option Grants. Non-employee directors have been eligible to participate in the Company’s 1995 Director Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director was automatically granted an option to purchase 30,000 shares on the date upon which such person first became a non-employee director (the “Initial Option”) with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Thereafter, each non-employee director was automatically granted an option to purchase 6,000 shares of Common Stock on December 1st of each year (the “Annual Option”), provided he or she had served as a director for at least six months as of such date. In 2004, each non-employee director was granted an option to purchase 6,000 shares of Common Stock at an exercise price of $20.00 per share. Options granted under the Director Plan have a term of ten years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the terms of the Director Plan. Initial Options granted under the Director Plan vest as to 20% of the shares on the first anniversary date of grant and the remaining 80% of the shares vest in equal monthly installments over the ensuing four years. Approximately 8.33% of the shares subject to the Annual Options grants vest four years and one month after the date of grant and the remaining shares shall vest in equal monthly installments over the next 11-month period.

The Director Plan terminates in November 2005 and no further options will be granted under the Director Plan.

Directors are eligible to be granted options under the 2002 Stock Plan. As a result of the review of director compensation discussed above, effective April 1, 2005, each non-employee director will be eligible to receive (i) an initial option grant of 30,000 shares upon joining the Board, which shall vest over four years with 25% vesting after one year of service and thereafter in equal monthly installments over the ensuing three years, and (ii) on each annual meeting date an annual grant of 12,000 shares vesting in 12 equal monthly installments. Options will continue to have a term of ten years, unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 2002 Stock Plan. The Corporate Governance and Nominating Committee may recommend changes to the levels of option grants, which must be approved by the full Board.

Corporate Governance Matters

Code of Ethics. Advent’s Board of Directors has adopted a Code of Business Ethics and Conduct for its directors, officers, and employees, including its principal executive and senior financial officers, which is available on Advent’s web site, www.advent.com. If the Board makes any substantive amendment to this Code of Business Ethics and Conduct or grants any waiver, including any implicit waiver, from the provision of the Code to one of our principal executive or senior financial officers, we will disclose the nature of the amendment or waiver on Advent’s web site, located at www.advent.com, or in a report on Form 8-K.

Independence of the Board of Directors. The Board has determined that all directors other than Ms. DiMarco are “independent directors” as defined in the listing standards of The NASDAQ Stock Market.

Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee, Advent Software, Inc., 301 Brannan Street, San Francisco, California 94107. Communications will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Attendance at annual stockholder meetings by the Board of Directors. Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. At the time of the Company’s 2004 annual meeting, the Company had seven directors, all of whom except for Mr. Zweben, who resigned effective as of the meeting, and Messrs. Scully and Roemer, attended the meeting.

Process for nominating candidates for election to the Board of Directors. Stockholder nominations to the Board of Directors must meet the requirements set forth in Section 2.5 of the Company’s Bylaws. Under these requirements, nominations for election to the Board of Directors may be made at a meeting of stockholders by any stockholder who is entitled to vote in the election of directors and provides timely written notice to the Secretary of the Company. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination. In order to be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company not less than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. For a copy of the Company’s Bylaws, please write to the Corporate Secretary at the Company’s executive offices set forth above.

Process for recommending candidates for election to the Board of Directors. The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Advent Software, Inc., Corporate Secretary, 301 Brannan Street, San Francisco, California 94107, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person’s ownership of the Company’s Common Stock.

The Committee’s general criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Committee regularly reviews the composition and size of the Board.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, or technology, including an understanding of the financial services industry and Advent’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, at the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, background checks by the Committee or by a third party service provider or other actions that the Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee recommends to the full Board of Directors the director nominees for selection.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF ADVENT SOFTWARE, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

Proposal

We are asking our stockholders to approve the 2005 Employee Stock Purchase Plan (the “Purchase Plan”). The Compensation Committee recommended, and the Board of Directors approved, the Purchase Plan in April 2005, subject to approval from our stockholders at the Annual Meeting. Approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and duly cast at the Annual Meeting. If the stockholders approve the Purchase Plan, it will replace our 1995 Employee Stock Purchase Plan, which will terminate in accordance with its terms in 2005.

The Company believes that allowing employees to continue to purchase shares of the Company’s Common Stock through the Purchase Plan motivates high-levels of performance and provides an effective means of encouraging employee commitment to the success of the Company and recruiting new employees.

Summary of the Purchase Plan

The following provides a summary of the principal features of the Purchase Plan and its operation. The following is qualified in its entirety by reference to the Purchase Plan set forth in its entirety in Appendix A:

General

The purpose of the Purchase Plan is to provide employees with an opportunity to purchase our common stock through accumulated payroll deductions. The Purchase Plan generally is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended; however, the Purchase Plan also allows discretionary non-qualifying matching contributions in the form of restricted stock or restricted stock units.

Shares Available for Issuance

A total of 2,000,000 shares have been reserved for issuance under the Purchase Plan. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of shares under the Plan.

Administration

Our Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the “Administrator”). All questions of interpretation or application of the Purchase Plan are determined by the Administrator and its decisions are final and binding upon all participants.

Eligibility

Most of our employees and the employees of our designated subsidiaries are eligible to participate in the Purchase Plan. Employees normally scheduled to work less than twenty hours per week or five months per calendar year are not eligible. No employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of our stock or any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period

The Purchase Plan is implemented by offering periods lasting approximately six months in duration with a new offering period commencing on June 1 and December 1 of each year. The Administrator has the power to change the duration of future offering periods if such change is announced at least five days prior to the scheduled beginning of the first offering period to be affected thereafter. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of the Compensation that he or she receives on each pay day during the offering period. Compensation is defined as base straight time gross earnings and commissions but exclusive of payments for overtime and shift premium, incentive compensation, incentive payments, bonuses and other compensation. Once an employee becomes a participant in the Purchase Plan, Common Stock will automatically be purchased under the Purchase Plan at the end of each offering period, unless the participant withdraws or terminates employment earlier, and the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee’s employment with the Company terminates.

Purchase Price

Shares of our common stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period or (ii) the last day of the offering period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date. The Administrator has discretion to increase the purchase price with respect to options that have not been granted under the Purchase Plan.

Payroll Deductions; Purchase of Shares

Payroll deductions are accumulated on behalf of participating employees throughout the offering period. The number of shares of Common Stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 1,000 shares for each offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to the Company.

Restricted Stock

The Purchase Plan allows the Administrator to make discretionary matching contributions of restricted stock based on participant payroll deductions for an offering period, provided that the purchase price for options exercisable for such offering period is at least 100% of the fair market value of a share of Company Common Stock on the last day of the offering period. The Administrator will determine the terms and conditions of restricted stock matching contributions on a uniform and nondiscriminatory basis; provided, however, that the value of restricted stock granted to any participant in an offering period (together with any restricted stock units granted under the Purchase Plan for the same offering period) does not exceed 25% of such participant’s payroll deductions for the offering period.

Restricted stock is Company common stock that vests in accordance with terms and conditions established by the Administrator. Each grant is evidenced by a restricted stock grant agreement specifying the terms and conditions of the grant. Shares of restricted stock that do not vest will typically be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the award holder’s service with us for any reason, including death or disability.

Restricted Stock Units

The Purchase Plan allows the Administrator to make discretionary matching contributions of restricted stock units based on participant payroll deductions provided, that the purchase price for options exercisable for such offering period is at least 100% of the fair market value of a share of Company Common Stock on the last day of the offering period. The Administrator will determine the terms and conditions of restricted stock units on a uniform and nondiscriminatory basis; provided, however, that the value of restricted stock units granted to any participant in an offering period (together with any restricted stock granted under the Purchase Plan for the same offering period) does not exceed 25% of such participant’s payroll deductions.

Restricted stock units are similar to restricted stock awards except that shares are not actually issued until the restricted stock units vest. Prior to vesting, a restricted stock unit represents an unfunded, unsecured promise by the Company to deliver shares on the vesting date.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the Purchase Plan is determined, in part, on our stock’s market value on the first and last day of the offering period and given that participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of the Company’s common stock that were purchased during 2004 under the Purchase Plan and the (b) average per share purchase price paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Weighed Average Per Share Purchase Price ($)
Executive Officers
Stephanie G. DiMarco	—	—
Dan T. H. Nye	421	15.21
Graham V. Smith	—	—
David P. Hess	1,355	15.69
Lily S. Chang	1,363	15.59
All executive officers, as a group	3,553	15.66
All directors who are not executive officers, as a group	—	—
All employees who are not executive officers, as a group	158,230	15.69

Termination of Employment

Upon termination of a participant’s employment for any reason, including disability or death, his or her option and participation in the Purchase Plan will immediately cease. Any unvested restricted stock or restricted stock units will be forfeited to or repurchased by the Company. The payroll deductions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

Adjustments; Merger or Asset Sale

Adjustments. In the event of any stock split, stock dividend or other change in our capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Stock Purchase Plan.

Merger or Asset Sale. In the event of any merger or asset sale as defined in the Stock Purchase Plan, each option under the Employee Stock Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Board of Directors shall shorten any offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date.

Amendment and Termination of the Plan

Our Board of Directors may at any time and for any reason terminate or amend the Employee Stock Purchase Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Rule 16b-3 or Section 423 of the Code.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Stock Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Options. An employee will not have taxable income upon the grant or exercise of an option under the Plan. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase (“holding periods”), the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain and if the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Restricted Stock, Restricted Stock Units. An employee generally will not have taxable income at the time a matching contribution of restricted stock or restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to a substantial risk of forfeiture (i.e., vested) equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. Any additional gain or loss on the sale or other disposition of the shares acquired pursuant to the award will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date on which they vest or become transferable. We are generally entitled to a tax deduction in connection with an award of restricted stock or restricted stock units in an amount equal to the ordinary income realized by a participant at the time a participant realizes such income.

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve and ratify the adoption of the Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF 2,000,000 SHARES THEREUNDER. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE APPROVAL OF THE PURCHASE PLAN.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED

ADVENT SOFTWARE, INC. 2002 STOCK PLAN

Proposal

We are asking our stockholders to approve the amendment and restatement of our 2002 Stock Plan (the “Plan”), originally approved by the Board of Directors and stockholders in February and May, respectively, of 2002, so that we can use it to achieve the Company’s goals and also receive a federal income tax deduction for certain compensation paid under the Plan. We believe strongly that the approval of the amended and restated Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the amended and restated Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate individuals in our service to achieve the Company’s goals.

Approval of the amendment and restatement of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and duly cast at the Annual Meeting. The Compensation Committee recommended, and the Board of Directors has approved the amendment and restatement of the Plan in April 2005, subject to approval from our stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal because they are eligible to receive awards under the Plan.

Changes being made to the Plan

The amendments to the Plan will not become effective until the amended Plan is approved by the Company’s stockholders. The Plan, as amended, includes the following material changes:

(1) The amended Plan permits the award of restricted stock, restricted stock units, stock appreciation rights, performance shares, and performance units under the Plan. The Plan currently allows the grant of stock options. The ability to grant a wider range of awards under the Plan will help us achieve our goal of attracting, retaining and motivating talented personnel. We want to ensure the Company has maximum flexibility in determining the appropriate equity compensation for its employees and other service providers.

(2) The amended Plan eliminates the “evergreen” share reserve provision. This provision currently increases shares available for grant under the Plan on the last day of the Company’s fiscal year in an amount equal to the lesser of (i) 1,000,000 shares, (ii) 2% of outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. If the Company’s shareholders approve this amendment, the “evergreen” provision would be eliminated effective beginning with the Company’s 2005 fiscal year, and shareholder approval will be required to increase the number of shares available for grant under the Plan (except shares returned from prior stock option grants that have not been exercised, as noted below).

(3) The amended Plan includes a provision limiting shares awarded pursuant to awards other than stock options and stock appreciation rights to no more than 35% of the aggregate total of the total number of shares reserved but not issued under the Plan as of May 18, 2005, plus any shares returned to our 1992 Stock Plan as a result of termination of options or repurchase of shares issued under the 1992 Stock Plan.

(4) The amended Plan includes specific performance criteria that the Plan administrator may use to establish performance objectives upon achievement of which will allow certain awards to vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Code.

(5) The amended Plan requires approval of stockholders for any option exchange or reduction in the exercise price of options.

(6) The amended Plan increases the number of shares authorized for issuance under the Plan by 1,500,000 shares.

Shares Available for Issuance under the Plan

Shares under the Plan may be authorized but unissued, or reacquired shares. If the Company’s common stockholders approve the Plan, the maximum aggregate number of shares of Common Stock authorized for issuance under the amended Plan will be increased by 1,500,000 shares, bringing the total number of shares authorized to (i) the balance as of December 31, 2004 of 2,143,325 shares, plus (ii) 1,500,000 shares, plus (iii) any shares (not to exceed 1,937,592) that otherwise would have been returned to the Company under the 1992 Stock Plan after December 31, 2004 plus (iv) any shares (not to exceed 92,837) that would have been returned to the Company under the 1998 Stock Plan after December 31, 2004. Typically, this will occur when an award expires or is cancelled without having been fully exercised or vested; the unvested, expired or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan. Under the amended and restated Plan, no more than 35% of shares reserved for issuance under the Plan will be issued pursuant to awards other than options or stock appreciation rights.

Summary of the 2002 Stock Plan

The following is a summary of the principal features of the amended and restated Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix B.

Background and Purpose of the Plan

The Plan is intended to attract, retain and increase incentives through share ownership on the part of eligible employees, consultants, and directors. We believe that, over the years, our stock plans have made a significant contribution to the success of the Company’s business by increasing its ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of the Company depend.

Types of Awards Granted Under the Plan

The amended and restated Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) nonstatutory stock options, (3) restricted stock, (4) restricted stock units, (5) stock appreciation rights, (6) performance shares, and (7) performance units (individually, an “Award”).

Administration of the Plan

Our Board or one or more committees appointed by the Board will administer the Plan (the “Committee”). To make grants to certain of our officers and key employees, the members of the Board must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may allow participants to satisfy tax withholding obligations by withholding shares to be issued upon the exercise of an Award.

No Repricing

The Committee may not implement an option exchange program or reduce the exercise price of outstanding options to the current fair market value without the prior approval of Company stockholders.

Eligibility to Receive Awards

The Committee selects the participants who will be granted Awards under the Plan. Those eligible for Awards under the Plan include employees and consultants who provide services to the Company or its parent or subsidiary companies. Members of the Board are also eligible to participate in the Plan. Notwithstanding the foregoing, only employees are eligible to receive incentive stock options. As of April 1, 2005, approximately 750 employees and 5 non-employee directors were eligible to participate in the Plan.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any calendar year of the Company, no participant may be granted options covering more than 1,000,000 shares. However, in connection with his or her initial employment, an optionee may be granted an additional option to purchase up to 1,000,000 shares.

Non-Employee Director Awards

Non-employee directors are currently eligible to receive option grants under the Company’s 1995 Director Option Plan, which will terminate in November 2005. Effective April 1, 2005, each non-employee director will be eligible to receive Awards under the Plan of (i) an initial option grant of 30,000 shares upon joining the Board of Directors, which shall vest over four years with 25% of such shares vesting after one year of service and in equal monthly installments over the ensuing three years, and (ii) an annual grant of 12,000 shares vesting in twelve equal monthly installments. The Company’s Corporate Governance and Nominating Committee may recommend changes to the level of option grants, which must be approved by our full Board of Directors.

Exercise Price of an Option

The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the options. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

When an Option Can be Exercised

An option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee. In the case of incentive stock options, such term is limited to 10 years after the grant date (or 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

Payment of the Exercise Price

The exercise price of each option granted under the Plan may be paid by any of the methods included in a participant’s option agreement, which may include payment by cash, check, promissory note, through the tender of certain shares that are already owned by the participant, consideration received under a cashless exercise program, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or by any other consideration and method of payment to the extent permitted by applicable laws. The participant must pay any taxes the Company is required to withhold at the time of exercise. The Committee may allow such withholding obligations to be satisfied by withholding shares otherwise issuable to an Award exercise.

Restricted Stock

Restricted stock awards are Awards of shares of Company common stock that vest in accordance with terms and conditions established by the Committee. The Committee may impose whatever conditions to vesting it determines to be appropriate including, if the Committee has determined it is desirable for the Award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, vesting based on the achievement of performance goals. Each Award of restricted stock is evidenced by an Award agreement specifying the terms and conditions of the Award. The Committee determines the purchase price of any grants of restricted stock and, unless the Committee determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason including death or disability.

The Committee will determine the number of shares of restricted stock granted to any service provider, but no participant may be granted more than an aggregate of 100,000 shares of restricted stock during any fiscal year. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted up to an additional 250,000 shares of restricted stock.

Stock Appreciation Rights

Stock appreciation rights may be granted alone, affiliated with or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan, provided that unless the Committee determines otherwise, all cash-settled stock appreciation rights shall satisfy the requirements of Section 409A of the Code. Stock appreciation rights issued in tandem with stock options may be exercised for shares subject to the related option by surrendering the right to exercise the equivalent portion of the related option. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year of the Company, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation rights for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares/Units

Performance units and performance shares are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Payment for performance shares may be made in the form of cash or shares of Common Stock, or some combination, as determined by the Committee.

The Committee will determine the number of performance shares and performance units granted to any participant. However, the Committee may not grant any participant performance units with an initial value greater than $2,000,000 and no participant will receive more than 100,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Common Stock on the grant date.

Restricted Stock Units

Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The Committee determines the terms and conditions of restricted stock units. Each restricted stock unit Award will be evidenced by an Award agreement that will specify terms and conditions as the Committee may determine in its sole discretion, including, without limitation, whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the Committee may set restrictions with respect to the restricted stock units based on the achievement of specific performance goals. The Committee will determine the number of shares granted pursuant to a restricted stock unit Award, but the Committee will not be permitted to grant to a service provider more than an aggregate of 100,000 of Company common stock for issuance pursuant to awards of restricted stock units in any fiscal year. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted up to an additional 250,000 restricted stock units.

Changes in Capitalization

If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the Plan, the number of shares that may be issued as Awards, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Merger of Change in Control

In the event of our change of control, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to the recipient that he or she has the right to exercise his or her options and stock appreciation rights as to all of the shares subject to the Award. All restrictions on restricted stock, and all performance goals or other vesting requirements for performance shares and units will be as determined by the Board of Directors. In such event, the Committee shall notify the participant that the option or stock appreciation right is fully exercisable for 15 days from the date of such notice and that the Award will terminate upon expiration of such period.

Performance Goals

As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash position, (b) earnings per share, (c) individual objectives, (d) net income, (e) operating cash flow, (f) operating income, (g) return on assets, (h) return on equity, (i) return on sales, (j) revenue, and (k) total shareholder return.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance except that we anticipate that grants to our directors will be as set forth above under the heading “Director Compensation.” In addition, our executive officers received a total of 260,000 shares at an exercise price of $18.25 in January 2005. To date, only stock options have been granted under the Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended December 31, 2004 and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted (#)	Weighted Average Per Share Exercise Price ($)
Executive Officers
Stephanie DiMarco	200,000	18.16
Dan T. H. Nye(1)	—	—
Graham V. Smith(1)	—	—
David P. Hess	60,000	18.51
Lily S. Chang(1)	—	—
All executive officers, as a group	335,000	18.09
All directors who are not executive officers, as a group	—	—
All employees who are not executive officers, as a group	1,065,517	19.70

(1)	Officers Nye, Smith and Chang were each granted options to purchase 20,000 shares of Common Stock in September 2003.

Limited Transferability of Awards

Awards granted under the Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant’s lifetime, only the participant may exercise the Award. If the Committee makes an Award under the Plan transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. Options may not be transferred to a third party for consideration without the approval of the Company’s stockholders.

Amendment and Termination of the Plan

The Committee may at any time amend, alter, suspend, or terminate the Plan, except that certain amendments may require stockholder approval or the consent of participants in the Plan.

By its terms, the amended and restated Plan will automatically terminate in 2012.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.

No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

A participant generally will not have taxable income at the time an Award is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested) equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted.

Tax Effect for the Company.

The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

We believe strongly that the approval of the amended and restated Plan is essential to our continued success. Awards such as those provided under the amended and restated Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. The Board of Directors believes that the amended and restated Plan is essential for us to compete for talent in the competitive labor markets in which we operate.

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve and ratify the amendment and restatement of the 2002 Stock Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2002 STOCK PLAN AND THE RESERVATION OF 1,500,000 SHARES THEREUNDER. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE APPROVAL OF THE 2002 STOCK PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2005. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR SERVICES RENDERED DURING FISCAL YEAR 2004

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003 were:

	2004		2003
Audit Fees	$1,217,700	(1)	$498,378
Audit-related Fees(2)	—		253,691
Tax(3)	21,731		105,245
All other fees	—		—

Total	$1,239,431		$857,314

(1)	The audit fees for the year ended December 31, 2004 reflect fees billed to date for professional services rendered in connection with the integrated audits of the Company’s annual financial statements and internal control over financial reporting, reviews of the Company’s quarterly financial statements, issuance of consents, and assistance with review of documents filed with the SEC. Additional fees will be billed for these fiscal 2004 services during 2005.
(2)	The audit-related fees for the year ended December 31, 2003 were for assurance and related services related to attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(3)	The tax fees for the years ended December 31, 2004 and 2003 were for services related to tax compliance, tax advice, and tax planning including the preparation and review of federal, state and international tax returns and assistance with tax audits.

Under the Charter of the Audit Committee, which was approved by the Board on February 11, 2003 for implementation effective beginning with the fiscal year ending December 31, 2003, the Audit Committee has to pre-approve audit and permissible non-audit services provided to the Company by the independent registered public accounting firm The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

For the year ended December 31, 2004, all audit fees, audit-related fees and tax fees shown in the table above were pre-approved by the Audit Committee except for those which fell into the exceptions of Section 202 of the Sarbanes-Oxley Act, which were subsequently disclosed to and ratified by the Audit Committee.

Required Vote

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company’s independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and duly cast at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE “AGAINST” THE RATIFICATION OF THE APPOINTMENT.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Common Stock of the Company as of February 28, 2005 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (ii) each of the Company’s directors or nominees for director; (iii) the Company’s Chief Executive Officer and each of the officers (“Named Officers”) named in the Summary Compensation Table on page 26 hereof; and (iv) all directors and executive officers of the Company as a group.

5% Stockholders, Directors and Officers	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders
SPO Partners & Co.(3)	6,411,300	20.18
591 Redwood Highway, Suite 3215
Mill Valley, CA 94941

Citigroup Inc.(3)	3,915,739	12.32
399 Park Avenue
New York, NY 10043

DiMarco/Harleen Revocable Trust(4)	2,045,689	6.44
c/o Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107

Directors and Named Officers
John H. Scully(5)	6,419,800	20.21
Stephanie G. DiMarco(4)	2,045,689	6.44
Terry H. Carlitz(6)	13,000	*
James P. Roemer(7)	6,500	*
Wendell G. Van Auken(8)	57,505	*
William F. Zuendt(9)	53,000	*
Dan T. H. Nye(10)	149,087	*
Graham V. Smith(11)	103,833	*
David P. Hess(12)	45,165	*
Lily S. Chang(13)	487,595	1.53

All directors and executive officers as a group
(11 persons)(14)	9,397,838	29.58

*	Less than 1%
(1)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of February 28, 2005 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.
(2)	The total number of shares of Company Common Stock outstanding as of February 28, 2005 was 31,772,542.
(3)	This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

(4)	Ms. DiMarco is President and Chief Executive Officer of the Company. Share amounts include 1,208,662 shares of Common Stock held in the name of DiMarco/Harleen Revocable Living Trust, 154,827 shares of Common Stock held in the name of DiMarco/Harleen 1996 Charitable Trust, 2,200 shares held in the name of the DiMarco/Harleen 1995 Children’s Trust, 100,000 shares held in the name of the Stephanie DiMarco Annuity Trust DTD 1/23/03, 100,000 shares held in the name of the James B. Harleen Annuity Trust DTD 1/23/03. In addition, includes options to purchase 480,000 shares of Common Stock exercisable within 60 days of February 28, 2005.
(5)	Includes 6,411,300 shares held by SPO Partners & Co., a company in which Mr. Scully serves as a director and 8,500 shares of Common Stock exercisable by Mr. Scully within 60 days of February 28, 2005.
(6)	Includes options to purchase 13,000 shares of Common Stock exercisable within sixty days of February 28, 2005.
(7)	Includes options to purchase 6,500 shares of Common Stock exercisable within sixty days of February 28, 2005.
(8)	Share amounts include 30,505 shares held by Wendell G. & Ethel S. Van Auken Trust and options to purchase 27,000 shares of Common Stock exercisable within sixty days of February 28, 2005.
(9)	Share amounts include 45,000 shares held by the Zuendt Family Trust. Includes options to purchase 8,000 shares of Common Stock exercisable within sixty days of February 28, 2005.
(10)	Includes options to purchase 148,666 shares of Common Stock exercisable within sixty days of February 28, 2005.
(11)	Includes options to purchase 103,833 shares of Common Stock exercisable within sixty days of February 28, 2005.
(12)	Includes options to purchase 44,549 shares of Common Stock exercisable within sixty days of February 28, 2005.
(13)	Share amount includes 5,000 shares held by the Lily S. Chang Charitable Remainder Trust and 210,000 held by the Lily S. Chang Trust. In addition, includes options to purchase 264,105 shares of Common Stock exercisable within sixty days of February 28, 2005.
(14)	Includes options to purchase 1,120,403 shares of Common Stock exercisable within sixty days of February 28, 2005.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

Other than as provided in this proxy statement, based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms required for such persons were filed, the Company believes that during 2004 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee was formed in October 1995 and as of the date hereof is composed of Ms. Carlitz and Messrs. Roemer and Scully. No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

The Company has entered into indemnification agreements with each of its directors and officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 for the year ended December 31, 2004:

Name and Principal Position	Year	Annual Compensation(7)		Long-term Compensation Awards	All Other Compensation(1) $
		Salary $	Bonus $	Securities Underlying Options (#)

Stephanie Di Marco(2)	2004	360,000	227,003	200,000	38,112
Chief Executive Officer and President	2003	3,406	—	100,000	13,651
	2002	—	—	—	—

David P. Hess(3)	2004	225,000	54,977	60,000	14,131
Senior Vice President	2003	—	—	—	—
	2002	—	—	—	—

Dan T. H. Nye(4)(5)	2004	260,000	218,962	—	22,566
Executive Vice President	2003	240,000	58,830	245,000	11,625
	2002	161,846	45,000	200,000	12,404

Graham V. Smith(6)	2004	300,000	217,273	—	21,421
Executive Vice President, Chief	2003	231,846	76,830	245,000	3,456
Financial Officer and Secretary	2002	—	—	—	—

Lily S. Chang	2004	270,000	213,184	—	20,310
Executive Vice President	2003	240,000	43,830	20,000	9,833
	2002	240,000	15,000	—	15,684

(1)	Includes contributions made by the Company pursuant to the 401(k) Plan, premiums paid for life insurance where the Company is not the beneficiary, and amounts paid for health care, car allowance and parking benefits.
(2)	Ms. DiMarco was not an executive officer in 2002, but was paid $66,722 and all other compensation of $46,030 in 2002.
(3)	Mr. Hess was not an executive officer in 2003 and 2002, but was paid salary and bonuses of $265,663 and all other compensation of $44,603 in 2003, and salaries and bonuses of $233,071 and all other compensation of $14,530 in 2002. In addition, Mr. Hess was granted options to purchases 79,332 shares of Common Stock in 2003.
(4)	Mr. Nye joined Advent in April 2002.
(5)	Mr. Nye was granted options to purchase 200,000 shares of Common Stock in 2002. These options were cancelled and reissued in 2003 in conjunction with the Company’s Stock Option Exchange program.
(6)	Mr. Smith joined Advent in January 2003.
(7)	Certain performance-based compensation payments for 2002 were reclassified from Salary to Bonus to conform with the 2004 presentation.

Option Grants In Last Year

The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the year ended December 31, 2004.

Option Grants in 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Year(2)	Exercise Price Per Share	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
					5%	10%
Stephanie DiMarco	200,000	14.1%	$18.16	1/2/2014	$2,284,145	$5,788,473

David P. Hess	10,000	0.7%	$20.76	1/9/2014	$130,559	$330,861
	50,000	3.5%	$18.06	10/4/2014	$567,892	$1,439,149

	60,000	4.2%			$698,450	$1,770,010

Dan T. H. Nye(5)	—	—			—	—

Graham V. Smith(5)	—	—			—	—

Lily S. Chang(5)	—	—			—	—

(1)	The option grants to officers noted in this table were all granted under the 2002 Stock Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest over a five-year period with 20% vesting on the one year anniversary of the vesting commencement date and the remainder vesting monthly thereafter, with the exception of options of (a) 200,000 shares to Ms. DiMarco, which vest 100% on the two year anniversary of the vesting commencement date, and (b) 10,000 shares to Mr. Hess, which vest monthly over a five-year period.
(2)	The Company granted options to purchase 1,467,617 shares of Common Stock in 2004.
(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of the Company.
(4)	Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.
(5)	Officers Nye, Smith and Chang were each granted options to purchase 20,000 shares of Common Stock in September 2003.

Option Exercises and Holdings

The following table sets forth, for each of the officers in the Summary Compensation Table, certain information concerning stock options exercised during 2004, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of December 31, 2004.

Aggregated Option Exercises in 2004 and 2004 Year-end Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephanie DiMarco	—	$—	473,333	276,667	$4,994,916	$580,534
David P. Hess	1,008	$8,864	38,015	106,484	$63,720	$240,461
Dan T. H. Nye	—	$—	136,667	108,333	$344,067	$208,283
Graham V. Smith	—	$—	87,500	157,500	$547,650	$970,950
Lily S. Chang	—	$—	257,771	33,750	$186,450	$58,950

(1)	Market value of underlying securities based on the closing price of the Company’s Common Stock on December 31, 2004 (the last trading day of 2004) on the NASDAQ National Market of $20.48 minus the exercise price.

Equity Compensation Plan Information

The following table summarizes as of December 31, 2004, the number of outstanding options granted to employees, directors and non-employees, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
Equity compensation plans approved by security holders	5,644,000	$18.68	2,813,000	(1)(2)
Equity compensation plans not approved by security holders(3)	66,000	$19.77	27,000

Total	5,710,000	$18.69	2,840,000

(1)	Includes 331,000 shares available for future issuance under Advent’s 1995 Employee Stock Purchase Plan.
(2)	The Company’s 2002 Stock Plan incorporates an evergreen formula pursuant to which on December 31 of each year the aggregate number of shares reserved for issuance under the 2002 Stock Plan will increase by a number of shares equal to the lesser of (i) 1,000,000 shares, (ii) 2% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The evergreen will be eliminated if the proposed amendments to the 2002 stock plan contained within this proxy are approved by shareholders.
(3)	Amounts correspond to Advent’s 1998 Non-statutory Stock Option Plan, described below.

Our 1998 Non-statutory Stock Option Plan, which was not subject to stockholder approval, was adopted in 1998. This plan permitted the grant of options to purchase up to 300,000 shares to be granted to eligible employees. Officers and members of the Board of Directors are not eligible to participate in this plan. The plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. Only non-statutory stock options may be granted under the plan. The plan is administered by the Board of Directors. This includes the number of shares covered by each option, its exercise price, any conditions to exercise and the term of the option. Our Board of Directors generally is authorized to amend or terminate the plan, but no amendment or termination of the plan may adversely affect any option previously granted under the plan without the written consent of the participant. See Note 12 of Notes to Consolidated Financial Statements, contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2004, for a further description of the terms of the plan.

Repricing Table

The following table sets forth certain information regarding all repricings of options held by any executive officer during the period that the Company has been subject to the Exchange Act reporting requirements (which period is less than 10 years):

Name	Date	Number of Securities Underlying Options/SARs repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
John Geraci Executive Vice President, Marketing and Client Services	6/5/03	225,000	$14.65	$20.90	$18.88	7 years 300 days
Dan Nye Executive Vice President, Sales and Services	6/5/03	200,000	$14.65	$28.32	$18.88	8 years 336 days

CERTAIN RELATIONSHIPS

As of December 31, 2004, Citigroup Inc. (“Citigroup”) owned more than 5% of the voting stock of Advent. Advent recognized approximately $1.1 million of revenue from certain subsidiaries of Citigroup during fiscal 2004. The Company’s aggregate receivable from Citigroup and its subsidiaries was $0.7 million as of December 31, 2004.

John Scully, Chairman of our Board of Directors, served on the board of directors of ProQuest Company from 1988 to 2003. During part of this time, James Roemer, another of our directors, was Chairman and CEO of ProQuest. In addition, Mr Roemer owns less than a 1% interest in SPO Partners II, L.P., an investment partnership managed by SPO Partners & Co., of which Mr. Scully is a Managing Director.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, the Compensation Committee of the Board of Directors (the “Committee”) consists of directors Terry H. Carlitz, James P. Roemer and John H. Scully, none of whom is an employee or officer of the Company or an affiliated outsider. Ms. Carlitz is the Chair of the Compensation Committee. The Committee’s purpose is to:

•	provide oversight of the Company’s compensation policies, plans and benefits programs;

•	assist the Board in discharging its responsibilities relating to (i) oversight of the compensation of the Company’s Chief Executive Officer (the “CEO”) and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934), and (ii) approving and evaluating the executive officer compensation plans, policies and programs of the Company; and

•	review and recommend for Board approval the Company’s equity compensation plans for its executive officers and employees.

One of the Compensation Committee’s objectives is to use compensation to align the interests of the executive officers with the long-term interests of the Company’s stockholders, thereby enhancing stockholder value. The Committee designs the compensation programs for the Company’s executive officers to attract, motivate and retain talented executives responsible for the success of the Company. Peer group executive compensation information is evaluated in determining levels of base salary and cash and equity incentive compensation for executive officers. Annual targets are determined within a competitive framework and annual incentive payouts and equity awards are based on the achievement of the Company’s overall financial results and individual contributions.

To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Elements of Compensation

Compensation for officers and key employees includes both cash and equity elements.

Cash compensation consists of base salary, which is determined by the level of responsibility, expertise and experience of the employee, and competitive conditions in the industry. Based on the experience of the Committee members and on third party compensation consultants, the Committee believes that the salaries of its officers fall within the software industry norm. In addition, cash bonuses may be awarded to officers and other key employees. Compensation for sales personnel also includes sales commissions tied to annual and quarterly targets.

In the third quarter of 2003, the Company adopted a Special Turnaround Incentive Compensation Plan covering the period from the fourth quarter of 2003 to the second quarter of 2005. In addition, the Company adopted a 2004 Executive Short-Term Incentive Plan. Payments were made in 2004 under both of these Plans (together, the “Incentive Plans”). These plans were intended to motivate the executives, link compensation to the achievement of critical business objectives, and align the interests of key executives and shareholders. These plans provide incentive, target-based bonuses to the eligible executives if and when the Company met certain financial performance objectives.

During 2003 and 2004 the Committee employed independent consultants to provide advice and information relating to executive compensation. The independent consultants assisted the Committee in the creation of the Incentive Plans and in evaluating base salary levels.

Ownership of the Company’s Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the 2002 Stock Plan, which was adopted in 2002, and the 1995 Employee Stock Purchase Plan (the “Purchase Plan”), which was adopted prior to the Company’s initial public offering in November 1995, (collectively with the 2002 Stock Plan, the “Option Plans”). The Option Plans permit the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine subject to the limitations of the plans. The Committee currently administers stock option grants to employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. The Committee has also adopted a set of guidelines for use with option grants to employees other than executive officers which were established using information gathered by an independent third party consultant in order to assist with option grants, and will only grant options outside of such guidelines with specific documentation regarding the reason for the differential. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The Employee Stock Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. Employee contributions, limited to 15% of compensation, up to $13,000, are matched 50% by the Company, up to 6% of employee compensation. In addition to the employer matching contribution, Advent may make a profit sharing contribution to the 401(k) Plan at the discretion of the Board of Directors.

2004 Executive Compensation

Executive compensation for 2004 included base salary, cash and equity-based incentive compensation. Cash incentive compensation is designed to motivate executives to attain corporate, business unit and individual goals.

The Company’s policy is to have a significant portion of an executive’s total compensation at risk based on the Company’s overall performance. The Compensation Committee has the discretion to set executive officer incentive compensation at or below target amounts, and did so for the 2004 incentive payouts. Executive officers, like other employees, were eligible for option grants under the Option Plans.

Chief Executive Officer Compensation

Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. In addition, pursuant to its charter, the Compensation Committee approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating her performance in light thereof, and considers and identifies other factors related to the performance of the Company.

For 2004, the Compensation Committee set both financial goals and business realignment performance goals. The financial goals focused on revenue growth, improving operating profit on a pro forma, non-GAAP basis, and delivering positive cash flow from operations. The business realignment performance goals focused on improving operating efficiency and effectiveness. The Committee determined that the Company met each of the financial goals and made significant progress on the business realignment goals.

During 2003, in the interest of conserving cash for the Company, Ms. DiMarco agreed to receive no base cash compensation for her role as Chief Executive Officer from May 2003 through the end of 2003, other than a nominal amount to cover life insurance premiums and certain healthcare costs. During 2004, Ms. DiMarco earned but declined to receive a bonus triggered by the 2003 Special Turnaround Incentive Compensation Plan. Ms. DiMarco received no material compensation or benefits not provided to all executive officers during 2004.

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility of cash compensation paid to individual executive officers to $1 million per officer. The cash compensation to be paid to the Company’s executive officers in 2004 did not exceed the $1 million limit per individual officer.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Terry H. Carlitz

James P. Roemer

John H. Scully

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Advent’s financial statements, compliance with legal and regulatory requirements related to financial affairs and reporting, the independent registered public accounting firm’s qualifications, independence and performance, and Advent’s internal accounting and control over financial reporting.

The management of the Company is responsible for establishing and maintaining internal control over financial reporting and for preparing the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	reviewed and discussed the audited financial statements with PricewaterhouseCoopers LLP, Advent’s independent registered public accounting firm, and Advent management;

•	discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61 (required communications with audit committees) and SAS 99 (consideration of fraud in a financial statement audit); discussed with Advent’s management and with PricewaterhouseCoopers LLP the evaluation of the Company’s internal control over financial reporting and the audit of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed PricewaterhouseCoopers LLP’s independence with them.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the United States Securities and Exchange Commission.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Committee is composed of three independent directors, Terry H. Carlitz, Wendell G. Van Auken and William F. Zuendt, each of whom is an independent director as defined in Rule 4200(a)(154) of the Marketplace Rules of The NASDAQ Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. As defined by the rules of the United States Securities and Exchange Commission, the Board has determined that Messrs. Van Auken and Zuendt and Ms. Carlitz qualify as audit committee financial experts. Mr. Van Auken is the Chair of the Audit Committee.

The Board of Directors adopted a revised written charter for the Audit Committee on February 11, 2003.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Terry H. Carlitz

Wendell G. Van Auken

William F. Zuendt

Comparison of Total Cumulative Stockholder Return

The following graph sets forth the Company’s total cumulative stockholder return as compared to the Standard & Poor’s 500 Index and The NASDAQ Computer & Data Processing Index for the period December 31, 1999 through December 31, 2004. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stock represented in the Standard & Poor’s 500 Index and the stock represented in The NASDAQ Computer & Data Processing Index, respectively.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
Advent Software, Inc.	100.00	124.35	155.03	42.30	54.10	63.56
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
NASDAQ Computer & Data Processing	100.00	52.15	37.89	26.84	38.11	43.05

*	$100 invested on 12/31/99 in Stock or Index including reinvestment of dividends. Fiscal year ends on December 31.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote on such matters in accordance with their best judgment.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

THE BOARD OF DIRECTORS

San Francisco, California

April 21, 2005

APPENDIX A

ADVENT SOFTWARE, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify generally as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended; however, the Plan also allows discretionary non-qualifying matching contributions in the form of restricted stock or restricted stock units. The provisions of the Plan, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” shall mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 16.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the Common Stock of the Company.

(e) “Company” shall mean Advent Software, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(f) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(g) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(i) “Enrollment Date” shall mean the first day of each Offering Period.

(j) “Exercise Date” shall mean the last day of each Offering Period.

(k) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(l) “Matching Contributions” shall mean awards of Restricted Stock pursuant to Section 14 or awards of Restricted Stock Units pursuant to Section 15.

(m) “Offering Period” shall mean a period of approximately six (6) months commencing on an Enrollment Date and terminating on an Exercise Date. Offering Periods shall commence on the first Trading Day following termination of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(n) “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

(o) “Plan” shall mean this Employee Stock Purchase Plan.

(p) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Administrator on a uniform and nondiscriminatory basis may establish a higher Purchase Price from time to time with respect to options that have not been granted under the Plan.

(q) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r) “Restricted Stock” means shares of Common Stock granted pursuant to Section 14 of the Plan, as evidenced by Restricted Stock Agreement.

(s) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one share of Common Stock, granted pursuant to Section 15. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(t) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(u) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on June 1 and December 1 of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 22 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. In no event shall an Employee be permitted to purchase during each Offering Period more than 1,000 shares (subject to any adjustment pursuant to Section 21). All such purchases shall also be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Employee may accept the grant of such option by turning in a completed and signed subscription agreement to the Company prior to the first day of the Offering Period. The administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during an Offering Period. The option shall expire on the last day of the Offering Period. Notwithstanding anything to the contrary herein, the Administrator may establish different enrollment deadlines for participation in an Offering Period and/or different methods for making decisions.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other accumulated payroll deductions left over in a participant’s account after the Exercise Date (e.g., because a participant has reached one of the limits on share purchases under the Plan) shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 17 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) The maximum of 2,000,000 shares of Company Common Stock shall be available for issuance pursuant to the Plan, subject to adjustment upon changes in the capitalization of the Company as provided in Section 21 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Restricted Stock.

(a) Matching Grants. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant shares of Restricted Stock to participants based on payroll deductions used to purchase shares pursuant to the Plan. Such grants may be made for an Offering Period only if the Purchase Price for options exercisable for the Offering period is at least 100% of Fair Market Value of a share of Common Stock on the Exercise Date. Restricted Stock grants may be made in such amounts as prescribed by the Administrator from time to time, but the Fair Market Value (determined as of the Exercise Date) of Restricted Stock granted to any participant for an Offering Period (combined with any Restricted Stock Units granted pursuant to the Plan for the same Offering Period) will not exceed 25% of such participant’s payroll deductions used to purchase shares pursuant to the Plan. The Administrator shall have discretion to establish uniform and nondiscriminatory procedures regarding eligibility and other conditions for Restricted Stock Grants, subject to the terms and provisions of the Plan.

(b) Restricted Stock Agreement. Each grant of Restricted Stock will be evidenced by a Restricted Stock Agreement that will specify the Period of Restriction, if any, the number of shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such shares have lapsed.

(c) Transferability. Except as provided in this Section 14, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on shares of Restricted Stock as it may deem advisable or appropriate.

(e) Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(f) Removal of Restrictions. Except as otherwise provided in this Section 14, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.

(g) Voting Rights. During the Period of Restriction, participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h) Dividends and Other Distributions. During the Period of Restriction, participants holding shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such shares unless otherwise provided in the Restricted Stock Agreement. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(i) Return of Restricted Stock to Company. On the date set forth in the Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

15. Restricted Stock Units.

(a) Matching Grants. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to participants based on payroll deductions used to purchase shares pursuant to the Plan. Such grants may be made for an Offering Period only if the Purchase Price for options exercisable for the Offering period is at least 100% of Fair Market Value of a share of Common Stock on the Exercise Date. Restricted Stock Units may be granted in such amounts as prescribed by the Administrator from time to time, but the Fair Market Value (determined as of the Exercise Date) of Restricted Stock Units granted to any participant for any Offering Period (combined with any Restricted

Stock granted pursuant to the Plan for the same Offering Period) will not exceed 25% of such participant’s payroll deductions used to purchase shares pursuant to the Plan. The Administrator shall have discretion to establish uniform and nondiscriminatory procedures regarding eligibility and other conditions for Restricted Stock Units, subject to the terms and provisions of the Plan.

(b) Grant Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout.

(c) Vesting Criteria. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to a participant.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, shares of Company Common Stock, or a combination thereof. Shares of Company Common Stock represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(f) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

16. Administration.

(a) The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.

(b) The Administrator shall have full and exclusive discretionary authority to supervise the administration and control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(i) To construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan;

(ii) To determine the time or times when, and the number of shares for which, options shall be granted;

(iii) To determine the status and rights of participants and their beneficiaries or estates;

(iv) To establish different deadlines for enrollment and other actions under the Plan and different methods for making elections and providing notice under the Plan;

(v) To establish, from time to time, rules for performance of its powers and duties for the administration of the Plan; and

(vi) To determine the frequency and amounts of any Matching Contributions, which shall be granted for an Offering Period only if the Purchase Price for options exercisable for the Offering period is at least 100% of Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

(d) Rule 16b-3 Limitations. Notwithstanding the provisions of this Section 16, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administration of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested” as that term is used in Rule 16b-3.

17. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

18. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares or Matching Contributions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

19. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

20. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

21. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised as well as the number of shares of Common Stock subject to Matching Contribution awards shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

22. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 21 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 21 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

25. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 22 hereof.

APPENDIX B

ADVENT SOFTWARE, INC.

2002 STOCK PLAN

(as amended and restated May 18, 2005)

1. Purposes of the Plan.

The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Position” means as to any Performance Period, the Company’s level of cash and cash equivalents.

(h) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Advent Software, Inc., a Delaware corporation.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent shares deemed outstanding.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, The NASDAQ including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Freestanding SAR” means a SAR that is granted independently of any Option.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Individual Objectives” means as to a Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator (in its discretion).

(x) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

(bb) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items.

(cc) “Option” means a stock option granted pursuant to the Plan.

(dd) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(ee) “Optioned Stock” means the Common Stock subject to an Award.

(ff) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(gg) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(ii) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(jj) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. “Determination Date” means the latest possible date that will not jeopardize an Award’s qualification as performance-based compensation under Section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, “Determination Date” shall mean such date as the Administrator may determine in its discretion. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company’s pro-forma results and/or results in accordance with generally accepted accounting principles.

(kk) “Performance Share” means an Award granted to a Participant pursuant to Section 9.

(ll) “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

(mm) “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

(nn) “Plan” means this 2002 Stock Plan, as amended and restated.

(oo) “Restricted Stock” means an Award of Common Stock pursuant to Section 7 of the Plan.

(pp) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.

(qq) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

(rr) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.

(ss) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue.

(tt) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales.

(uu) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(vv) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ww) “Service Provider” means an Employee, Director or Consultant.

(xx) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(yy) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(zz) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aaa) “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(bbb) “Total Shareholder Return” means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares available for issuance under the Plan shall equal the sum of (i) the plan balance as of December 31, 2004, 2,143,325, plus 1,500,000 additional shares, plus (ii) any Shares (not to exceed 1,937,592) that otherwise would have been returned to the 1992 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1992 Stock Plan, plus (iii) any Shares (not to exceed 92,837) that otherwise would have been returned to the 1998 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1998 Stock Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b) Share Usage.

(i) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

(ii) Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under paragraph (i) above.

(iii) Subject to adjustment as provided in Section 13 the maximum number of Shares that may be issued under Awards other than Options and SARs is thirty five percent (35%) of the aggregate total of Shares reserved but not issued under the Plan as of the date of shareholder approval, plus any Shares that later become available for issuance hereunder as the result of Shares that would otherwise return to the 1992 Stock Plan due to the termination of options or repurchase of Shares issued under the 1992 Stock Plan. If any such Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award will not thereafter count against the foregoing limit.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, at its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted, subject to the provisions of Section 4(c);

(vii) to institute an Option Exchange Program, subject to the provisions of Section 4(c);

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Option Exchange Program; Option Repricing. Notwithstanding anything in this Plan to the contrary, the Administrator shall not have the authority to institute an Option Exchange Program or to reduce the exercise price of Options pursuant to Section 4(b)(vi) without the consent of the shareholders.

(d) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(ii) No Participant shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv) If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b) Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(A) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(C) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(A) cash;

(B) check;

(C) promissory note;

(D) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (x) have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(E) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(F) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(G) any combination of the foregoing methods of payment; or

(H) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 100,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Restricted Stock Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

(i) General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Administrator may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Advent Software, Inc. 2002 Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Advent Software, Inc.”

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7(d)(iii) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

(f) Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

8. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d)(ii), 6(d)(iii) and 6(d)(iv) also will apply to SARs.

(i) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Unless the Administrator determines otherwise, SARs for which payment upon exercise is made in cash will comply with the requirements of Section 409A of the Code and the regulations issued thereunder.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $2,000,000 and (b) no Participant will receive more than 100,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i) General Performance Objectives. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

10. Restricted Stock Units. Restricted Stock Units shall consist of Restricted Stock, Performance Share or Performance Unit Awards that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Awards may be paid out to Participants in the form of cash or Shares at the Administrator’s discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive more than 100,000 Restricted Stock Units. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, the Participant may be granted up to an additional 250,000 Restricted Stock Units.

11. Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Options may not be transferred to a third party for consideration without the approval of Company stockholders.

12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3, 6, 7(a), 8(b), 9(a) and 10 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Options or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable. All restrictions on Restricted Stock and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be as determined by the Board. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

15. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

16. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

DETACH HERE ZASO72

PROXY

ADVENT SOFTWARE, INC.

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ADVENT SOFTWARE, INC., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 21, 2005. The undersigned stockholder hereby also designates Stephanie G. DiMarco and Graham V. Smith, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of ADVENT SOFTWARE, INC. to be held on Wednesday, May 18, 2005 at 9:00 a.m., local time, at 301 Brannan Street, San Francisco, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR AN APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN, FOR AN APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS.

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

ADVENT SOFTWARE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZASO71

Please mark X votes as in this example.

#ASO

1. Election of Directors

Nominees: (01) John H. Scully, (02) Stephanie G. DiMarco, (03) Terry H. Carlitz, (04) James P. Roemer, (05) Wendell G. Van Auken, (06) William F. Zuendt

FOR WITHHELD

For all nominees except as noted above

2. Proposal to approve the 2005 Employee Stock Purchase Plan and reserve 2,000,000 shares thereunder.

3. Proposal to approve the amended and restated 2002 Stock Plan and reserve 1,500,000 shares thereunder.

4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2005.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature: Date: Signature: Date: